EXHIBIT 4.7


                                 CBS CORPORATION

                      DEFERRED COMPENSATION AND STOCK PLAN
                                  FOR DIRECTORS

                      (as amended as of February 24, 2000)


Section 1.        Introduction

         1.1 Establishment. CBS Corporation, a Pennsylvania corporation formerly known as Westinghouse Electric Corporation (the "Company" or "CBS"), has established the Deferred Compensation and Stock Plan for Directors, as amended from time to time (the "Plan"), for those directors of the Company who are neither officers (other than non-executive officers) nor employees of the Company. The Plan provides, among other things, for the payment of specified portions of the Annual Director's Fee and the Annual Board Chairman's Fee, if applicable, in the form of Stock Options and Restricted Stock, the payment of the Annual Committee Chair's Fee in the form of Restricted Stock, the granting of Stock Options and Restricted Stock as additional Director compensation, and the opportunity for the Directors to defer receipt of all or a part of their cash compensation. Unless otherwise provided for herein, the term Company includes CBS Corporation and its subsidiaries.

         1.2 Purposes. The purposes of the Plan are to encourage the Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other shareholders of the Company, to encourage the highest level of Director performance, and to provide a financial incentive that will help attract and retain the most qualified Directors.

Section 2.        Definitions

         2.1 Definitions. The following terms will have the meanings set forth below:

          o "Annual Board Chairman's Fee" means the annual amount (which may be prorated) established from time to time by the Board as the annual fee to be paid to the Board Chairman, if any, for his or her services as Board Chairman.

          o "Annual Committee Chair's Fee" means the annual amount (which may be prorated for a Director serving as a committee chair for less than a full year) established from time to time by the Board as the annual fee to be paid to Directors for their services as chairs of standing committees of the Board.

          o "Annual Director's Fee" means the annual amount (which may be prorated for a Director serving less than a full calendar year, as in the case of a Director who will be retiring or not standing for reelection at the annual meeting of shareholders or a Director joining the Board (or otherwise first becoming a Director) after the beginning of the year) established from time to time by the Board as the annual fee to be paid to Directors for their services as directors.


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          o       "Attendance Percentage" for a Director with respect to a
                  particular Grant Year means the percentage of the aggregate of all meetings of the Board and committees of which the Director was a member held during the Grant Year (or, for Directors who join the Board or otherwise first become Directors after the beginning of the Grant Year, Directors who retire at the annual meeting of shareholders (as described in the Company's By-laws) held during the Grant Year, Directors who do not stand for reelection at the annual meeting of shareholders held during the Grant Year, or Directors who die during the Grant Year, the aggregate of all such meetings held for the portion of the Grant Year during which the Director served as a director), excluding any meeting(s) not attended because of illness, travel conditions, or other excused absences, which were attended by the Director. Except as otherwise provided below, in the event that a Director ceases to be a director at any time during the Grant Year for any reason other than retirement at the annual meeting of shareholders, not standing for reelection at the annual meeting of shareholders, or death, all meetings held during the Grant Year of the Board and committees of which he was a member at the time of termination of service will continue to be included as meetings when calculating the Attendance Percentage.

          o       "Board" means the Board of Directors of the Company.

          o "Board Chairman" means the director who is the non-employee, non-executive chairman of the Board, if any.

          o "Cash Account" means the account established by the Company in respect of each Director pursuant to Section 6.3(a) hereof and to which deferred cash compensation has been or will be credited pursuant to the Plan.

          o "Cause" means any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its direct or indirect majority-owned subsidiaries.

          o "CBS" or "Company" means CBS Corporation, a Pennsylvania corporation, and its successors.

          o "CBS/Viacom Merger" means the merger of CBS Corporation and Viacom Inc.

          o       "Change in Control" will have the meaning assigned to it in
                  Section 9.2 hereof.

          o "Committee" means the Compensation Committee of the Board (or any subcommittee thereof) or any successor committee established by the Board, or any subcommittee thereof, in each case consisting of two or more members each of whom is a "non-employee director" as that term is defined by Rule 16b-3 under the Exchange Act, as such rule may be amended, or any successor rule.

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          o       "Common Stock Equivalent" means a hypothetical share of Stock which will have a value on any date equal to the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange on that date, except as otherwise provided under Section 9.1.

          o "Common Stock Equivalent Award" means an award of Common Stock Equivalents granted to a Director pursuant to Section 5 of the Plan prior to its amendment as of April 26, 1995.

          o "Debenture" means a hypothetical debenture of the Company that has a face value of $100, bears interest at a rate equal to the ten-year U.S. Treasury Bond rate (prior to January 1, 1995, the seven-year U.S. Treasury Bond rate) in effect the week prior to the regular January meeting of the Board (or, if no such meeting is held, the week prior to the first trading day of the New York Stock Exchange in February) in the year in respect of which deferred amounts are earned, and is convertible into Stock at a conversion rate determined by dividing $100 by the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange on the date the Debenture is credited to the Deferred Debenture Account pursuant to Section 6.3 hereof.

          o "Deferred Debenture Account" means the account established by the Company pursuant to Section 6.3(c) hereof in respect of each Director electing to defer cash compensation under the Plan for 1997 and/or for an earlier year or years and to which has been or will be credited Debentures and other amounts pursuant to the Plan.

          o "Deferred Stock Account" means the account established by the Company in respect of each Director pursuant to Section 5.2 hereof and to which has been or will be credited Common Stock Equivalents pursuant to the Plan.

          o "Director" means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the By-laws of the Company to serve as such, other than a non-executive officer (such as the Board Chairman).

          o "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          o "Fair Market Value" means the mean of the high and low prices of the Stock as reported by the composite tape of the New York Stock Exchange (or such successor reporting system as the Committee may select) on the relevant date or, if no sale of the Stock has been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales.


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          o       "Grant Date" means, as to a Stock Option Award, the date of grant pursuant to Section 7.1 and as to a Restricted Stock Award, the date of grant pursuant to Section 8.1.

          o "Grant Year" means, as to a particular award, the calendar year in which the award was granted; provided, however, for the year 2000, Grant Year will mean the calendar year 2000 or the period from January 1, 2000 to and including the effective date of the CBS/Viacom Merger, whichever is shorter.

          o "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

          o       "Option Vesting Date" will have the meaning assigned to it in
                  Section 7.2.

          o "Restricted Stock" means shares of Stock awarded to a Director pursuant to Section 8 and subject to certain restrictions in accordance with the Plan.

          o "Restricted Stock Award" means an award of shares of Restricted Stock granted to a Director pursuant to Section 8 of the Plan.

          o "Stock" means the common stock, $1.00 par value, of the Company.

          o "Stock Option" means a non-statutory stock option to purchase shares of Stock for a purchase price per share equal to the Exercise Price (as defined in Section 7.2(a)) in accordance with the provisions of the Plan.

          o "Stock Option Award" means an award of Stock Options granted to a Director pursuant to Section 7 of the Plan.

          o "Stock Option Value" means the value of a Stock Option for one share of Stock on the relevant date as determined by the Company.

          o       "Viacom" means Viacom Inc. and its successors.

         2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender will also include the feminine gender, and the definition of any term herein in the singular will also include the plural.

Section 3.         Plan Administration

                   (a) The Plan will be administered by the Committee. The members of the Committee will be members of the Board appointed by the Board, and any vacancy on the Committee will be filled by the Board or in a manner authorized by the Board.

         The Committee will keep minutes of its meetings and of any action taken by it without a meeting. A majority of the Committee will constitute a quorum, and the acts of a majority of the


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members present at any meeting at which a quorum is present will be the acts of the Committee. Any action that may be taken at a meeting of the Committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken is signed by all of the members of the Committee. The Committee will make appropriate reports to the Board concerning the operations of the Plan.

                   (b) Subject to the limitations of the Plan, the Committee and/or the Board, will have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it deems appropriate; (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's or the Board's determinations on matters within its authority will be conclusive and binding upon the Company and all other persons.

                   (c) The Company will be the sponsor of the Plan. All expenses associated with the Plan will be borne by the Company.

Section 4.         Stock Subject to the Plan

         4.1 Number of Shares. 600,000 shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan, subject to adjustment and substitution as set forth in this Section 4. This authorization may be increased from time to time by approval of the Board and, if such approval is required, by the shareholders of the Company. The Company will at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 Other Shares of Stock. Any shares of Stock that are subject to a Common Stock Equivalent Award, a Stock Option Award, a Restricted Stock Award or a Debenture and which are forfeited, any shares of Stock that for any other reason are not issued to a Director, and any shares of Stock tendered by a Director to pay the Exercise Price of a Stock Option will automatically become available again for use under the Plan if Rule 16b-3 under the Exchange Act, as such rule may be amended, or any successor rule, and interpretations thereof by the Securities and Exchange Commission or its staff permit such share replenishment.



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         4.3       Adjustments Upon Changes in Stock. If there is any change
in the Stock and/or in the corporate structure of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments may be made by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Committee in the terms of any awards or Debentures under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Committee in its discretion determines.

Section 5.         Common Stock Equivalent Awards

         5.1 Grants of Common Stock Equivalent Awards. Common Stock Equivalents equal to a fixed number of shares of Stock were granted automatically to Directors on a formula basis under Section 5.1 of the Plan prior to its amendment as of April 26, 1995. All Common Stock Equivalents granted pursuant to Section 5.1 prior to its amendment as of April 26, 1995 are subject to adjustment as provided in Section 4.3.

         5.2 Deferred Stock Account. A Deferred Stock Account has been established for each Director elected prior to the annual meeting of shareholders held in 1995. The Deferred Stock Account consists of compensation in the form of Common Stock Equivalents which have been awarded to the Director hereunder by the Company plus Common Stock Equivalents credited to the Deferred Stock Account in respect of dividends and other distributions on the Stock pursuant to Sections 5.3 and 5.4.

         5.3 Hypothetical Investment. Compensation awarded hereunder in the form of Common Stock Equivalents is assumed to be a hypothetical investment in shares of Stock, and is subject to adjustment to reflect stock dividends, splits and reclassifications and as otherwise set forth in Section 4.3.

         5.4 Hypothetical Dividends. Dividends and other distributions on Common Stock Equivalents will be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents will be credited to the Deferred Stock Account in respect of cash dividends and any other securities or property issued on the Stock in connection with reclassifications, spin-offs and the like on the basis of the value of the dividend or other asset distributed and the value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Such Common Stock Equivalents are subject to adjustment as provided in Section 4.3. Fractional shares will be credited to a Director's Deferred Stock Account cumulatively but the balance of shares of Common Stock Equivalents in a Director's Deferred Stock Account will be rounded to the next highest whole share for any payment to such Director pursuant to Section 5.6.


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         5.5       Statement of Account. A statement will be sent to each
Director as to the balance of his Deferred Stock Account at least once each calendar year.

         5.6       Payment of Deferred Stock. Unless the Board or the
Committee determines otherwise, upon termination of services as a Director, the balance of the Director's Deferred Stock Account will be paid to such Director in Stock in January of the year following the year of termination of services as a director or, as elected by such Director in writing, in five, ten or fifteen consecutive annual installments beginning in January of the year following the year of termination of services as a director, on the basis of one share of Stock for each Common Stock Equivalent in such Director's Deferred Stock Account. For purposes of this Section 5.6, if a CBS director becomes a Viacom director on the effective date of the CBS/Viacom Merger, he or she will not be deemed to have terminated service as a director until he or she terminates service as a director of Viacom.

         5.7 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his or her Deferred Stock Account is fully paid to the Director, payment of the balance of the Director's Deferred Stock Account will then be made to the beneficiary properly designated by the Director pursuant to Section 5.8, if any, or to his or her estate in the absence of such a beneficiary designation, in the time and manner selected by the Committee. The Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Deferred Stock Account be paid to his or her estate in the manner requested by such application.

         5.8 Designation of Beneficiary. A Director may designate a beneficiary in the event of the Director's death in a form approved by the Company.

Section 6.         Deferral of Compensation

         6.1 Amount of Deferral. A Director may elect to defer receipt of all or a specified portion of the cash compensation otherwise payable to the Director for services rendered to the Company in any capacity as a director.

         6.2 Manner of Electing Deferral. A Director will make elections permitted hereunder by giving written notice to the Company in a form approved by the Committee and in compliance with Section 6.4. The notice will include:
(i) the percentage of cash compensation to be deferred, which amount must be stated in whole increments of five percent; and (ii) the time as of which deferral is to commence.

         6.3       Accounts.

                   (a) Cash Account. A Cash Account has been or will be established for each Director electing to defer hereunder. Each Cash Account will be credited with the amounts deferred on the date such compensation is otherwise payable and will be debited with the amount of any such compensation forfeited in accordance with applicable Board policy.


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                   (b) Interest. Deferred amounts in the Cash Account will
accrue interest from time to time as follows:

                       (1) Pre-1998. For deferred amounts credited to the Cash
                   Account prior to January 1, 1998 (including but not limited to Annual Director's Fees for the calendar year 1997), such deferred amounts will accrue interest from time to time at a rate equal to the ten-year U.S. Treasury Bond rate (prior to January 1, 1995, the seven-year U.S. Treasury Bond rate) in effect the week prior to the regular January meeting of the Board (or, if no such meeting is held, the week prior to the first trading day of the New York Stock Exchange in February) in the year in respect of which such deferred amounts are earned until the last trading day of the New York Stock Exchange prior to the regular January meeting of the Board (or, if no such meeting is held, until the first trading day of February) in the year following the year in respect of which deferred amounts are earned, at which time such deferred amounts, including interest, will be invested in Debentures and credited to the Deferred Debenture Account. Deferred amounts will be credited to the Deferred Debenture Account only in $100 amounts. Fractional amounts of $100 will remain in the Cash Account and continue to accrue interest.

                       (2) 1998 and Thereafter. For deferred amounts credited to
                   the Cash Account on or after January 1, 1998 (and any fractional amounts remaining in the Cash Account from prior deferrals), unless otherwise determined by the Board or the Committee prior to the deferral date such deferred amounts will accrue interest from time to time at the Interest Credit Rate then in effect, compounded annually. The "Interest Credit Rate" will be reset by the Company on an annual basis in January of the year, and will equal the then current one-year U.S. Treasury Bill rate or such other fixed rate as the Committee may from time to time determine.

                   (c) Deferred Debenture Account. A Deferred Debenture Account has been established for each Director electing to defer cash compensation hereunder for the calendar year 1997 and/or for an earlier year or years. Deferred amounts credited to the Cash Account prior to January 1, 1998 will be invested in Debentures and credited to the Deferred Debenture Account at the time and in the manner set forth in Section 6.3(b)(1). Deferred amounts credited to the Cash Account on or after January 1, 1998 will not be invested in Debentures but will remain in the Cash Account and accrue interest until payment hereunder.

         6.4 Time for Electing Deferral. Any election to (i) defer cash compensation, (ii) alter the portion of such amounts deferred, or (iii) revoke an election to defer such amounts, must be made prior to the time such compensation is earned by the Director and otherwise in compliance with any deadline which the Company may from time to time impose and in the manner set forth in Section 6.2.

         6.5 Payment of Deferred Amounts. Unless the Board or the Committee determines otherwise, upon termination of services as a Director, payments from a Deferred Debenture


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Account and/or from a Cash Account will be made in five consecutive annual installments beginning in the January following the Director's termination of service or, if elected by such Director in writing, such payments may be made in ten or fifteen consecutive annual installments or may be made in lump sum in the January following the Director's termination of services. For purposes of this
Section 6.5, if a CBS director becomes a Viacom director on the effective date of the CBS/Viacom Merger, he or she will not be deemed to have terminated service as a Director until he or she terminates service as a director of Viacom.

         Payments from a Deferred Debenture Account will consist of accumulated interest on the Debentures (which amount will only be payable in cash) plus the greater value of (i) the face value of the Debentures or (ii) the shares of Stock into which the Debentures are convertible. In the event the value of the payment is determined by the amount referred to in clause (i), payment will be made in cash. In the event such value is determined by clause (ii), such payment will be made in Stock, other than the value of fractional shares which will be paid in cash.

         Payments from a Cash Account will consist of the deferred cash compensation and accumulated interest in said account and will be made in cash.

         6.6 Payments to a Deceased Director's Estate. In the event of a Director's death before the balance of his or her Cash Account or Deferred Debenture Account is fully paid to the Director, payment of the balance of the Cash Account or Deferred Debenture Account will then be made to the beneficiary properly designated by the Director pursuant to Section 6.7, if any, or to his or her estate in the absence of such a beneficiary designation, in the time and manner selected by the Committee. The Committee may take into account the application of any duly appointed administrator or executor of a Director's estate and direct that the balance of the Director's Cash Account or Deferred Debenture Account be paid to his or her estate in the manner requested by such application.

         6.7 Designation of Beneficiary. A Director may designate a beneficiary in the event of the Director's death in a form approved by the Company.

Section 7.         Stock Option Awards

         7.1       Grants of Stock Option Awards.

                   (a) For calendar year 1995, Stock Options for a fixed number of shares of Stock were granted automatically to Directors on a formula basis under Section 7.1(a) of the Plan.

                   (b) For calendar year 1995, Stock Options for a fixed number of shares of Stock were granted automatically on a formula basis under Section 7.1(b) of the Plan to Directors serving as chairs of standing committees of the Board.

                   (c) For calendar years 1996 and 1997, Stock Options were granted automatically under Section 7.1(c) of the Plan to Directors for one-fourth of the value of their Annual Director's Fees.


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                   (d) Annual Director's Fee Grants. Beginning with calendar
year 1998, unless otherwise determined by the Board or the Committee each Director will receive 5/16ths (31.25%) of the value of his or her Annual Director's Fee in the form of a Stock Option Award. Such Stock Options will be granted automatically each year on the last Wednesday in January of such year to each Director in office on such Grant Date.

         If a person joins the Board or otherwise first becomes a Director at any time after the last Wednesday in January of a given calendar year (beginning with 1998) but before the end of that calendar year, whether by action of the shareholders of the Company or the Board or otherwise, unless otherwise determined by the Board or the Committee such person upon becoming a Director will be granted automatically 5/16ths (31.25%) of the value of his or her Annual Director's Fee for that calendar year (which may be prorated) in the form of a Stock Option Award on the last Wednesday of the calendar month in which such person first becomes a Director (or in the next following calendar month if such person first becomes a Director after the last Wednesday of the month). The total number of shares of Stock subject to any such Stock Option Award will be the number of shares determined by dividing the amount of the Annual Director's Fee to be paid in the form of a Stock Option Award by the Stock Option Value on the Grant Date, rounded up to the nearest whole share.

                   (e) Annual Board Chairman's Fee Grants. Beginning with calendar year 1999, unless otherwise determined by the Board or the Committee, the Board Chairman, if any, will receive 5/16ths (31.25%) of the value of his or her Annual Board Chairman's Fee in the form of a Stock Option Award, and such Stock Options will be granted automatically each year on the last Wednesday in January of such year to the Board Chairman in office on such Grant Date, if any.

         If a director becomes Board Chairman at any time after the last Wednesday in January of a given calendar year (beginning with calendar year
1999) but before the end of that calendar year, whether by action of the Board or otherwise, unless otherwise determined by the Board or the Committee such director upon so becoming the Board Chairman will be granted automatically 5/16ths (31.25%) of the value of his or her Annual Board Chairman's Fee for that calendar year (which may be prorated) in the form of a Stock Option Award on the last Wednesday of the calendar month in which such person first becomes Board Chairman (or in the next following calendar month if such person first becomes Board Chairman after the last Wednesday of the month). The total number of shares of Stock subject to any such Stock Option Award will be the number of shares determined by dividing the amount of the Annual Board Chairman's Fee to be paid in the form of a Stock Option Award by the Stock Option Value on the Grant Date, rounded up to the nearest whole share.

                   (f) Other Stock Option Grants. Beginning with calendar year 1999, the Board or the Committee may, from time to time, grant Stock Option Awards to one or more Directors or to the Board Chairman for such number of shares as the Board or the Committee may determine as additional compensation to such Director or Directors or to such Board Chairman for their services as such.


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                   (g) All Stock Options granted pursuant to Section 7.1 are
subject to adjustment as provided in Section 4.3.

         7.2 Terms and Conditions of Stock Options. Unless otherwise determined by the Board or the Committee, Stock Options granted under the Plan will be subject to the following terms and conditions:

                   (a) Exercise Price. Beginning with Stock Options granted in calendar year 1998 and thereafter, the purchase price per share at which a Stock Option may be exercised ("Exercise Price") will be equal to the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding anything herein to the contrary, in no event may the Board or the Committee establish an Exercise Price that is less than the Fair Market Value of a share of Stock on the Grant Date.

         For Stock Options granted in 1995, 1996 and 1997, the Exercise Price was determined as follows: on any Grant Date, (1) Stock Options for two-thirds of the option shares granted on the Grant Date had an Exercise Price per share equal to 100% of the Fair Market Value of a share of Stock on the Grant Date; and (2) Stock Options for the remaining one-third of the option shares granted on the Grant Date had an Exercise Price per share equal to 125% of the Fair Market Value of a share of Stock on the Grant Date.

                   (b) Exercisability. Subject to the terms and conditions of the Plan and of the agreement referred to in Section 7.2(j), a Stock Option may be exercised in whole or in part upon notice of exercise to the Company: (1) as to any Stock Option granted in calendar year 1995, commencing on the first day after the Grant Date and until it terminates; and (2) as to any Stock Option granted after January 1, 1996 that vests as provided in Section 7.2(c)(2), 7.2(c)(3) or 7.2(c)(4), commencing on January 1 of the calendar year next following the Grant Year (the "Option Vesting Date") or, if so provided in the relevant Stock Option Agreement, upon the occurrence of a Change in Control, if earlier, and until it terminates. During a Director's lifetime, a Stock Option may be exercised only by the Director or the Director's guardian or legal representative. The Committee or the Board may at any time and from time to time accelerate the time at which all or any part of a Stock Option may be exercised.

                   (c) Vesting of Stock Option Awards.

                   (1) Stock Options granted in calendar year 1995 vested immediately on grant.

                   (2) Annual Director's Fee Grants. Except as otherwise set forth in Section 7.1(c)(4), Stock Options granted as part of a Director's Annual Director's Fee after January 1, 1996 will vest on the Option Vesting Date if the Director has an Attendance Percentage of at least seventy-five percent (75%) for the Grant Year. The Committee or the Board may at any time or from time to time accelerate the vesting of all or any part of a Stock Option.


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         In the event that a Director has an Attendance Percentage of less than seventy-five percent (75%) for a Grant Year, Stock Options granted in that Grant Year for a number of shares equal to the Director's Attendance Percentage for that year multiplied by the total number of option shares granted for that year (rounded up to the nearest whole share) will vest on the Option Vesting Date, and Stock Options granted in that Grant Year as to the remaining option shares will be forfeited and will terminate as of the Option Vesting Date.

                   (3) Annual Board Chairmen's Fee Grants and Other Grants. Except as otherwise set forth in Section 7.1(c)(4), Stock Options granted as part of an Annual Board Chairman's Fee, if any, or granted to a Director or to the Board Chairman, if any, pursuant to Section 7.1(f) will vest on the Option Vesting Date.

                   (4) Notwithstanding anything to the contrary herein, (i) in the event that a director is removed for Cause from office as a director of the Company (and/or, in the case of Stock Options granted to a director in his or her capacity as Board Chairman, from office as Board Chairman, if applicable), all outstanding Stock Options will be forfeited immediately as of the time the grantee is so removed from office, (ii) if so provided in the relevant Stock Option Agreement or if the Committee or the Board so determines with respect to a Stock Option or Options, upon the occurrence of a Change in Control, all such outstanding Stock Options will vest and become immediately exercisable, and
(iii) for any Director who, at the effective date of the CBS/Viacom Merger is not a director of Viacom, Stock Options granted in calendar year 2000 as part of such Director's Annual Director's Fee and Stock Options granted in calendar year 2000 to such Director, if any, pursuant to Section 7.1(f) will vest and become immediately exercisable at the effective time of the CBS/Viacom Merger.

                   (d) Mandatory Holding of Stock. Except as otherwise provided in Section 7.5 or Section 10 or unless waived by the Committee or the Board, any Stock acquired on exercise of a Stock Option must be held by the grantee for a minimum of: (1) three years from the date of exercise; (2) two years from the date the grantee ceases to be a director of the Company; or (3) if so provided in the relevant Stock Option Agreement or if the Committee or the Board so determines with respect to a Stock Option or Options, until the occurrence of a Change in Control, whichever first occurs (the "Option Shares Holding Period"). Notwithstanding the foregoing or anything to the contrary contained in any Stock Option agreement, upon the effective time of the CBS/Viacom Merger, the Option Shares Holding Period for any Stock acquired or to be acquired on exercise of a Stock Option shall terminate.

                   (e) Option Term. The term of a Stock Option (the "Option Term") will be the shorter of: (1) the period of ten years from its Grant Date;
(2) the period from the Grant Date until the Option Vesting Date for a Stock Option that does not vest and is terminated on said date as provided in Section 7.2(c)(2), if applicable (or with respect to any portion of a Stock Option that does not vest on the Option Vesting Date and is terminated as provided in
Section 7.2(c)(2), if applicable); (3) the period from the Grant Date until the time the Stock Option is forfeited as provided in Section 7.2(c)(4)(i) in the event a director is removed from office as a director of the Company and/or as Board Chairman, if applicable, for Cause; or (4) the period from the Grant Date until the date the Stock Option ceases to be exercisable as provided in Section 7.2(h).

                   (f) Payment of Exercise Price. Stock purchased on exercise of a Stock Option must be paid for as follows: (1) in cash or by check (acceptable to the Company), bank draft or money order payable to the order of the Company,
(2) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the date of exercise equal to the Exercise Price per share multiplied by the number of shares as to which the Stock Option is being exercised (the "Aggregate Exercise Price"); (3) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the Aggregate Exercise Price, or (4) by a combination of the permissible forms of payment; provided, however, that any portion of the Exercise Price representing a fraction of a share must be paid in cash and no share of Stock held for less than six months may be delivered in payment of the Aggregate Exercise Price.

                   (g) Rights as a Shareholder. The holder of a Stock Option will not have any of the rights of a shareholder with respect to any shares of Stock subject to the Stock Option until such shares are issued by the Company following the exercise of the Stock Option.

                   (h) Termination of Eligibility. If a grantee ceases to be a director and/or ceases to be Board Chairman, if applicable, for any reason, any outstanding Stock Options will be exercisable according to the following provisions:

                   (1) If a grantee ceases to be a director and/or ceases to be Board Chairman, if applicable, for any reason other than removal for Cause or death, any outstanding Stock Options held by such grantee which are vested or which thereafter vest will be exercisable by the grantee in accordance with their terms at any time prior to the expiration of the Option Term;

                   (2) If a grantee is removed from office as a director of the Company and/or as Board Chairman, if applicable, for Cause, any outstanding vested Stock Options held by such grantee will be exercisable by the grantee in accordance with their terms at any time prior to the earlier of (a) the time the grantee is so removed from office and (b) the expiration of the Option Term; and

                   (3) Following the death of a grantee while a director and/or while Board Chairman, if applicable, or after the grantee ceased to be a director and/or ceased to be Board Chairman, if applicable, for any reason other than removal for Cause, any Stock Options that are outstanding and exercisable by such grantee at the time of death or which thereafter vest will be exercisable in accordance with their terms by the person or persons entitled to do so under the grantee's will, by a beneficiary properly designated by the director in the event of death pursuant to Section 7.4, if any, or by the person or persons entitled to do so under the applicable laws of descent and distribution at any time prior to the earlier of (a) the expiration of the Option Term and (b) two years after the date of death.

                   (i) Termination of Stock Option. A Stock Option will terminate on the earlier of (1) exercise of the Stock Option in accordance with the terms of the Plan, and (2) expiration of the Option Term as specified in Sections 7.2(e) and 7.2(h).

                   (j) Stock Option Agreement. All Stock Options will be confirmed by an agreement, or an amendment thereto, which will be executed on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the grantee.

                   (k) General Restrictions.

                   (1) The obligation of the Company to issue Stock pursuant to Stock Options under the Plan will be subject to the condition that, if at any time the Company determines that (a) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government or regulatory body is necessary or desirable, then such Stock will not be issued unless such listing, registration, qualification, consent or approval has been effected or obtained free from any conditions not acceptable to the Company.

                   (2) Shares of Stock for use under the provisions of this
Section 7 will not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board may determine, and a registration statement under the Securities Act of 1933 with respect to such shares has become, and is, effective.

         Subject to the foregoing provisions of this Section 7.2 and the other provisions of the Plan, any Stock Option granted under the Plan will be subject to such restrictions and other terms and conditions, if any, as the Board and/or the Committee may determine, in its or their discretion, and as are set forth in the agreement referred to in Section 7.2(j), or an amendment thereto; provided, however, that in no event will the Committee or the Board have any power or authority which would cause transactions pursuant to the Plan to cease to be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3, as such rule may be amended, or any successor rule.

         7.3 Annual Statement. A statement will be sent to each Director as to the status of his or her Stock Options at least once each calendar year.

         7.4 Designation of a Beneficiary. A Director may designate a beneficiary to hold and exercise outstanding Stock Options in accordance with the Plan in the event of the Director's death in a form approved by the Company.

         7.5       Holding Period Applicable to a Deceased Grantee's Estate.
As long as at least six months have elapsed since the Grant Date, a beneficiary properly designated by the Director pursuant to Section 7.4, if any, or a person holding a Stock Option under a deceased grantee's will or under the applicable laws of descent or distribution, exercising a Stock Option in accordance with
Section 7.2(h) will not be subject to the Holding Period with respect to shares of Stock received on exercise of a Stock Option.

Section 8.         Restricted Stock Awards.

         8.1       Grants of Restricted Stock Awards.

                   (a) Annual Director's Fee Grants. For calendar years 1996 and 1997, each Director received one-fourth of the value of his or her Annual Director's Fee in the form of a Restricted Stock Award.

         Beginning with calendar year 1998, unless otherwise determined by the Board or the Committee each Director will receive 5/16ths (31.25%) of the value of his or her Annual Director's Fee in the form of a Restricted Stock Award, and such Restricted Stock will be granted automatically each year on the last Wednesday in January of such year to each Director in office on such Grant Date.

         If a person joins the Board or otherwise first becomes a Director at any time after the last Wednesday in January of a given calendar year (beginning with 1998) but before the end of that calendar year, whether by action of the shareholders of the Company or the Board or otherwise, unless otherwise determined by the Board or the Committee such person upon becoming a Director will be granted automatically 5/16ths (31.25%) of the value of his or her Annual Director's Fee for that calendar year (which may be prorated) in the form of a Restricted Stock Award on the last Wednesday in the calendar month in which such person first becomes a Director (or in the next following calendar month if said person first becomes a Director after the last Wednesday of the month).

                   (b) Annual Committee Chair's Fee Grants. Beginning with calendar year 1996, unless otherwise determined by the Board or the Committee each Director who is the chair of a standing committee of the Board will receive the full value of his or her Annual Committee Chair's Fee in the form of a Restricted Stock Award, and such Restricted Stock will be granted automatically each year immediately following the annual meeting of shareholders and the organization meeting of the Board related to such annual meeting of shareholders, beginning with the annual meeting of shareholders and related organization meeting held in 1996, to each Director who is elected at such organization meeting to serve as the chair of a standing committee of the Board.

         Beginning after the 1998 organization meeting of the Board, if a Director is elected to serve as the chair of a standing committee of the Board at any time after the organization meeting of the Board held in connection with the annual meeting of shareholders for a given year but before the next organization meeting of the Board is held, unless otherwise determined by the Board or the Committee such Director will, upon so becomming a committee chair, receive the value of his or her Annual Committee Chair's Fee for that year (which may be prorated) in the form of a Restricted Stock Award on the later of:
(1) the last Wednesday in the calendar month in which such Director becomes a standing committee chair (or in the next following calendar month if said Director becomes a standing committee chair after the last Wednesday of the month); and (2) January 27, 1999.

                   (c) Annual Board Chairman's Fee Grants. Beginning with calendar year 1999, unless otherwise determined by the Board or the Committee, the Board Chairman, if any, will receive 5/16ths (31.25%) of the value of his or her Annual Board Chairman's Fee in the form of a Restricted Stock Award, and such Restricted Stock will be granted automatically each year on the last Wednesday in January of such year to the Board Chairman in office on such Grant Date, if any.


         If a director becomes Board Chairman at any time after the last Wednesday in January of a given calendar year (beginning with calendar year
1999) but before the end of that calendar year, whether by action of the Board or otherwise, unless otherwise determined by the Board or the Committee such director upon so becoming the Board Chairman will receive 5/16ths (31.25%) of the value of his or her Annual Board Chairman's Fee for that year (which may be prorated) in the form of a Restricted Stock Award on the last Wednesday in the calendar month in which such director becomes the Board Chairman (or in the next following calendar month if said director becomes Board Chairman after the last Wednesday of the month.

                   (d) The total number of shares of Stock representing any such Restricted Stock Award will be the number of shares determined by dividing the amount of the Annual Director's Fee, the Annual Committee Chair's Fee or the Annual Board Chairman's Fee, as the case may be, to be paid in the form of a Restricted Stock Award by the Fair Market Value of a share of Stock on the Grant Date, rounded up to the nearest whole share.

                   (e) Other Restricted Stock Grants. Beginning with calendar year 1999, the Board or the Committee may, from time to time, grant Restricted Stock Awards to one or more Directors or to the Board Chairman for such number of shares of Restricted Stock as the Board or the Committee may determine as additional compensation to such Director or Directors or to such Board Chairman for their services as such.

                   (f) Restricted Stock granted pursuant to Section 8.1 is subject to adjustment as provided in Section 4.3.

         8.2 Terms and Conditions of Restricted Stock. Unless otherwise determined by the Board or the Committee, Restricted Stock granted under the Plan will be subject to the following terms and conditions:

                   (a) Restriction Period. Restricted Stock will be subject to a Restriction Period ("Restriction Period") beginning on the Grant Date and continuing through December 31 of the calendar year in which the Grant Date occurred.

                   (b) Vesting.

                   (1) Annual Director's Fee Grants. Except as set forth in
Section 8.2(b)(3), a Director's right to ownership in shares of Restricted Stock granted to a Director pursuant to Section 8.1(a) will vest on the January 1 immediately following the expiration of the Restriction Period for such shares (the "Restricted Stock Vesting Date") if the Director has an Attendance Percentage of at least seventy-five percent (75%) for the Grant Year. The Committee or the Board may at any time or from time to time waive the Restriction Period or accelerate the vesting of shares of Restricted Stock.

         In the event that a Director has an Attendance Percentage of less than seventy-five percent (75%) for a Grant Year, a number of shares of Restricted Stock equal to the Director's Attendance Percentage for the Grant Year multiplied by the total number of shares of Restricted Stock granted pursuant to
Section 8.1(a) during the Grant Year (rounded up to the nearest whole share) will vest on the Restricted Stock Vesting Date and the remaining shares of Restricted Stock granted pursuant to Section 8.1(a) during the Grant Year will be forfeited as of the Restricted Stock Vesting Date.

                   (2) Annual Committee Chair's Fee Grants, Annual Board Chairman's Fee Grants, and Other Grants. Except as set forth in Section 8.2(b)(3) below, a Director's right to ownership in shares of Restricted Stock granted to a Director pursuant to Section 8.1(e), to a committee chair pursuant to Section 8.1(b), or to the Board Chairman, if any, pursuant to Section 8.1(c) will vest on the Restricted Stock Vesting Date.

                   (3) Notwithstanding anything to the contrary herein, (i) in the event that a director is removed for Cause from office as a director of the Company (and/or in the case of Restricted Stock granted to a director in his or her capacity as Board Chairman, from office as Board Chairman, if applicable) prior to the Restricted Stock Vesting Date, all of said Director's shares of Restricted Stock that have not yet vested will be forfeited immediately as of the time the grantee is so removed from office and the Company will have the right to complete the blank stock power described below with respect to such shares, (ii) if so provided in the relevant Restricted Stock Agreement or if the Committee or the Board so determines with respect to a share or shares of Restricted Stock, upon the occurrence of a Change in Control, all such shares of Restricted Stock that have not yet vested will immediately vest, and (iii) for any Director who, at the effective date of the CBS/Viacom Merger is not a director of Viacom, Restricted Stock granted in calendar year 2000 pursuant to section 8.1(e) or 8.2(b), if any, will at the effective time of the CBS/Viacom Merger, immediately vest.

                   (c) Issuance of Shares. On or about the Grant Date, a certificate representing the shares of Restricted Stock will be registered in the Director's name and deposited by the Director, together with a stock power endorsed in blank, with the Company. Subject to the transfer restrictions set forth in Section 8.2(d) and to the last sentence of this Section 8.2(c), the Director as owner of shares of Restricted Stock will have the rights of the holder of such Restricted Stock during the Restriction Period. On the Restricted Stock Vesting Date following expiration of the Restriction Period, vested shares of Restricted Stock will be redelivered by the Company to the Director, and non-vested shares of Restricted Stock will be forfeited and the Company will have the right to complete the blank stock power with respect to such non-vested shares; provided, however, with respect to shares of Restricted Stock granted in 1996 prior to shareholder approval of an amendment to the Plan on April 24, 1996, no certificates were issued, such shares were not issued and outstanding, and the Directors did not have any of the rights of an owner of the shares until the date such shareholder approval occurred.

                   (d) Transfer Restrictions; Mandatory Holding of Stock. Except as otherwise provided in Section 8.5 or Section 10, shares of Restricted Stock are not transferable during the Restriction Period. Once the Restriction Period lapses and shares vest, except as otherwise provided in Section 8.5 or Section 10 or unless waived by the Committee or the Board, shares acquired as a Restricted Stock Award must be held by the grantee for a minimum of: (1) three years from the Grant Date; (2) two years from the date the grantee ceases to be a director of the Company; or (3) if so provided in the relevant Restricted Stock Agreement or if the Committee or the Board so determines with respect to a share or shares of Restricted Stock, until the occurrence of a Change of Control, whichever first occurs (the "Restricted Shares Holding Period"). Notwithstanding the foregoing or anything to the contrary contained in any Restricted Stock agreement, upon the effective time of the CBS/Viacom Merger, the Restricted Shares Holding Period for any Restricted Stock acquired as a Restricted Stock Award shall terminate.

                   (e) Restricted Stock Agreement. All Restricted Stock Awards will be confirmed by an agreement, or an amendment thereto, which will be executed on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the grantee.

                   (f) General Restriction.

                   (1) The obligation of the Company to issue shares of Restricted Stock under the Plan will be subject to the condition that if, at any time, the Committee determines that (a) the listing, registration or qualification of shares of Restricted Stock upon any securities exchange or under any state or federal law or (b) the consent or approval of any government or regulatory body is necessary or desirable, then such Restricted Stock will not be issued unless such listing, registration, qualification, consent or approval has been effected or obtained free from any conditions not acceptable to the Company.

                   (2) Shares of Stock for use under the provisions of this
Section 8 will not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board may determine, and a registration statement under the Securities Act of 1933 with respect to such shares has become, and is, effective.

         Subject to the foregoing provisions of this Section 8.2 and the other provisions of the Plan, any shares of Restricted Stock granted under the Plan will be subject to such restrictions and other terms and conditions, if any, as the Board or the Committee may be determine, in its discretion, and as are set forth in the agreement referred to in Section 8.2(e), or an amendment thereto; provided, however, that in no event will either the Committee or the Board have any power or authority which would cause transactions pursuant to the Plan to cease to be exempt from the provisions of Section 16(b) of the Exchange Act under Rule 16b-3, as such rule may be amended, or any successor rule.

         8.3 Annual Statement. A statement will be sent to each Director as to the status of his or her Restricted Stock at least once each calendar year.

         8.4 Designation of a Beneficiary. A Director may designate a beneficiary to hold shares of Restricted Stock in accordance with the Plan in the event of the Director's death in a form approved by the Company.

         8.5       Holding Period Applicable to a Deceased Grantee's Estate.
As long as at least six months have elapsed since the Grant Date, a beneficiary properly designated by the Director pursuant to Section 8.4 in the event of death, if any, or a person holding shares of Restricted Stock under a deceased grantee's will or under the applicable laws of descent or distribution, will not be subject to the Restricted Shares Holding Period with respect to such shares of Restricted Stock.

Section 9.         Change in Control

         9.1 Settlement of Compensation. In the event of a Change in Control of the Company as defined herein: (a) with respect to awards and other benefits made or granted pursuant to the Plan prior to July 28, 1999, to the extent not already vested, all Stock Option Awards, Restricted Stock Awards and other benefits hereunder will be vested immediately (provided, however, that with respect to awards and other benefits made or granted pursuant to the Plan on or after July 28, 1999, the occurrence of a Change in Control will have no effect on such outstanding awards or benefits pursuant to the Plan unless otherwise provided in an agreement governing the award or other benefit or unless the Committee or the Board determines otherwise); and (b) the value of all unpaid Common Stock Equivalents and deferred amounts (whether deferred before or after July 28, 1999) will be paid in cash to PNC Bank, National Association, the trustee pursuant to a trust agreement dated as of June 22, 1995, as amended from time to time, or any successor trustee, or otherwise on such terms as the Committee may prescribe or permit. For purposes of this
Section 9.1: the value of unpaid Common Stock Equivalents and deferred amounts will be equal to the sum of (i) the value of all Common Stock Equivalent Awards then held in such Director's Deferred Stock Account (the value of which will be based upon the highest price of the Stock as reported by the composite tape of the New York Stock Exchange during the 30 days immediately preceding the Change in Control), (ii) the value of the Director's Cash Account, and (iii) the greater value of (x) the cash amount equal to the face value of the Debentures in the Director's Deferred Debenture Account plus cash equal to accrued interest on the Debentures or (y) the number of shares of Stock into which the Debentures in the Director's Deferred Debenture Account are convertible (the value of which will be based upon the highest price of the Stock as reported by the composite tape of the New York Stock Exchange during the 30 days immediately preceding the Change in Control), plus cash equal to accrued interest on the Debentures.

         9.2 Definition of Change in Control. A Change in Control will mean the occurrence of one or more of the following events:

                   (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

                   (b) the shareholders of the Company shall approve of any plan or proposal for the liquidation or dissolution of the Company; or

                   (c) (i) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall purchase any Stock of the Company (or securities convertible into the Company's Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Stock (or securities convertible into Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control; or

                   (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

Section 10.        Assignability

         10.1 The right to receive payments or distributions hereunder (including any "derivative security" issued pursuant to the Plan, as such term is defined by the rules promulgated under Section 16 of the Exchange Act), any shares of Restricted Stock granted hereunder during the Restriction Period, and any Stock Options granted hereunder will not be transferable or assignable by a Director other than by will, by the laws of descent and distribution, to a beneficiary properly designated by the Director pursuant to the appropriate section of the Plan in the event of death, if any, or pursuant to a domestic relations order as defined by Section 414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder.

         10.2 In addition, Stock acquired on exercise of a Stock Option will not be transferable prior to the end of the applicable Option Shares Holding Period, if any, set forth in Sections 7.2(d) and 7.5, and Stock acquired as Restricted Stock will not be transferable prior to the end of the applicable Restricted Shares Holding Period, if any, set forth in Sections 8.2(d) and 8.5, in either case other than by will, by transfer to a beneficiary properly designated by the Director pursuant to the appropriate section of the Plan in the event of death, if any, by the applicable laws of descent and distribution, or pursuant to a domestic relations order as defined by Section

414(p)(1)(B) of the Internal Revenue Code or the rules thereunder that satisfies
Section 414(p)(1)(A) of the Internal Revenue Code or the rules thereunder.

Section 11.        Retention; Withholding of Tax

         11.1 Retention. Nothing contained in the Plan or in any Stock Option Award or Restricted Stock Award granted under the Plan will interfere with or limit in any way the right of the Company to remove any director from the Board or to remove the Board Chairman, if any, from office as such pursuant to the Restated Articles of Incorporation and the By-laws of the Company, nor confer upon any Director any right to continue in the service of the Company.

         11.2 Withholding of Tax. To the extent required by applicable law and regulation, each Director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to any payment or any delivery of Stock hereunder before the Company will be required to make such payment or issue (or, in the case of Restricted Stock, deliver) such shares under the Plan.

Section 12.        Plan Amendment, Modification and Termination

         The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements.

Section 13.        Requirements of Law

         13.1 Federal Securities Law Requirements. Implementation and interpretations of, transactions pursuant to, the Plan will be subject to all conditions required under Rule 16b-3, as such rule may be amended, or any successor rule, to qualify such transactions for any exemption from the provisions of Section 16(b) of the Exchange Act available under that rule, or any successor rule.

         13.2 Governing Law. The Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

Section 14.        Other Compensation

         Nothing contained in the Plan will be deemed to limit or restrict the right of the Company to compensate directors for their services in any capacity in whole or in part under separate compensation or deferral plans or programs for directors or under other compensation arrangements.